UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)	75001 (Zip code)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
          On January 30, 2006, United Surgical Partners International, Inc., a Delaware corporation (“USPI”), announced that it had entered into an Agreement and Plan of Merger, dated as of January 27, 2006 (the “Merger Agreement”), among USPI, Peak ASC Acquisition Corp., a Delaware corporation and a subsidiary of USPI (“Merger Sub”), and Surgis, Inc., a Delaware corporation (“Surgis”). On April 18, 2006, the parties entered into the Amendment to Agreement and Plan of Merger attached hereto as Exhibit 10.1, which amended the date to be used in determining certain closing adjustments.
Item 2.01      Completion of Acquisition or Disposition of Assets.
          On April 19, 2006, the merger was completed and, as a result, Surgis is now a wholly-owned subsidiary of USPI. In exchange for all equity interests in Surgis, USPI paid approximately $199 million (which includes approximately $47 million of assumed debt), including transaction costs paid at closing, plus (a) approximately $8.7 million for cash on hand at closing and (b) approximately $4.9 million attributable to certain tax benefits that will be realized by Surgis in the future as a result of the merger. Concurrently with the closing, USPI repaid approximately $32.6 million of the $47 million of assumed debt, resulting in total cash payments by USPI of approximately $198 million on the closing date.
Item 8.01      Other Events.
          On April 19, 2006, USPI issued a press release announcing the completion of the merger. A copy of that press release is attached as Exhibit 99.1 to this report.
          In addition, on March 31, 2006, a subsidiary of USPI sold its interest in a surgery center in Lyndhurst, Ohio that USPI acquired in October 2002. As a result of the sale, USPI will take a one-time charge to earnings of approximately $7.4 million, before the effect of income taxes, in the quarter ended March 31, 2006. This noncash charge, net of the related tax benefit, will be recorded as a loss on disposal of discontinued operations. The transaction and related charge will not impact USPI’s guidance for continuing operations.
Item 9.01      Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(a)(4).
(b)	Pro Forma Financial Information.
The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(2).

(c)	Exhibits.
10.1	Amendment to Agreement and Plan of Merger dated as of April 18, 2006, by and among United Surgical Partners International, Inc., Peak ASC Acquisition Corp. and Surgis, Inc.

99.1	Press Release issued by United Surgical Partners International, Inc. April 19, 2006.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: April 20, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to Agreement and Plan of Merger dated as of April 18, 2006, by and among United Surgical Partners International, Inc., Peak ASC Acquisition Corp. and Surgis, Inc.

99.1	Press Release issued by United Surgical Partners International, Inc. April 19, 2006.